Exhibit 99.1

RE:	MHI Hospitality Corporation 410 W. Francis Street Williamsburg, Virginia 23185 (757) 229-5648 TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser Chief Financial Officer (301) 220-5400	Vicki Baker General Information (703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 28, 2009

MHI HOSPITALITY CORPORATION ANNOUNCES EFFECTIVENESS OF

REGISTRATION STATEMENT FOR RIGHTS OFFERING

Williamsburg, VA – October 28, 2009 – MHI Hospitality Corporation (Nasdaq: MDH) announced today that the Registration Statement on Form S-3 for its previously announced rights offering was declared effective on October 28, 2009 by the Securities and Exchange Commission.

Pursuant to the rights offering, each stockholder as of the October 14, 2009 record date will receive one subscription right for each share of common stock owned on the record date, and each right will entitle the rights holder to purchase one share of the Company’s common stock (the “basic subscription privilege”) at a subscription price equal to $1.60 per share. The proposed rights offering also will include an over-subscription privilege which will entitle rights holders that exercise their basic subscription privilege in full to purchase shares not purchased by other subscription rights holders at the same subscription price of $1.60 per share (the “over-subscription privilege”). The total number of shares issuable upon exercise of both the basic subscription privilege and over-subscription privilege is subject to reduction by the Company so that the aggregate market value of the common stock issued pursuant to the rights offering does not exceed $6.9 million, the limitation applicable to the Company’s use of Form S-3. The subscription rights will be exercisable until 5:00 p.m., New York time, on November 30, 2009, unless the Company extends the expiration date.

The rights offering will be made only by means of a prospectus. The Company expects to mail as soon as practicable a prospectus and other items necessary for exercising the rights to holders of its common stock as of the close of business on the record date. Questions from stockholders regarding the rights offering or requests for additional copies of documents may be directed to the information agent, The Altman Group (866)796-3419 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time, or by email at reorg@altmangroup.com.

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MHI Hospitality Corporation

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This announcement does not constitute an offer to sell, or the solicitation of any offer to buy, any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company also has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that actual results will not differ materially.